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                                                                   EXHIBIT 10.50

                                VOTING AGREEMENT

        This Voting Agreement (the "Agreement") is made and entered into as of this 7th day of July, 2003, by and among Antares Pharma, Inc., a Minnesota corporation (the "Company"), Xmark Fund, L.P., Xmark Fund, Ltd. (collectively, "Xmark") and those individuals and/or entities listed on Exhibit A attached hereto (each, a "Key Holder" and collectively, the "Key Holders")

                                   WITNESSETH:

        Whereas, the Company and Xmark are entering into a Purchase Agreement, of even date herewith (the "Purchase Agreement"), pursuant to which, among other things, the Company is issuing and selling to Xmark shares of the Company's common stock, par value $.01 per share (the "Common Stock") and warrants to purchase shares of Common Stock.

        Whereas, pursuant to Section 7.8 of the Purchase Agreement, so long as Xmark holds the "Securities" (as that term is defined in the Purchase Agreement), Xmark has the right, among other things, to designate one person to serve as a member of the Board of Directors of the Company (the "Board");

        Whereas, the Key Holders are principal shareholders of the Company, and, as of the date hereof, without giving effect to the transactions contemplated by the Purchase Agreement, they "beneficially own" (as that term is defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended) approximately 52% of the Company's Common Stock;

        Whereas, as principal shareholders of the Company, the Key Holders will benefit from the transactions contemplated by the Purchase Agreement; and

        Whereas, it is a condition precedent to Xmark entering into the Purchase Agreement that the Company and the Key Holders enter into this Agreement, and Xmark would not have entered into the Purchase Agreement and consummated the transactions contemplated thereby but for the Company and the Key Holders agreeing to enter into this Agreement.

        Now, Therefore, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    AGREEMENT

1.      VOTING; ELECTION OF THE BOARD; PROXY.

        1.1 Shares Subject to the Agreement. The Key Holders each irrevocably agree to hold all shares of Voting Stock (as defined below) of the Company registered in their respective names or "beneficially owned" by them as of the date hereof and any and all shares of Voting Stock legally or "beneficially" acquired by each of the Key Holders after the date hereof (hereinafter collectively referred to as, the "Key Holder Shares") subject to, and to vote the Key Holder Shares in accordance with, the provisions of this Agreement. For purposes of this

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Agreement, the term "Voting Stock" means shares of the Company's Common Stock and any other class of securities of the Company, whether now or hereafter authorized, having the power to elect directors to the Board of the Company (and shall include, without limitation, any shares of Voting Stock issuable upon exchange or conversion of securities exchangeable for or convertible into shares of Voting Stock).

        1.2     Election of Xmark Director.

        (a) If as and when requested by Xmark in writing, each Key Holder agrees to vote, and to cause its Affiliates (as defined below) to vote, all Key Holder Shares "beneficially owned" or held of record by such Key Holder at any regular or special meeting of the shareholders of the Company called for the purpose of filling positions on the Board, or in any written consent executed in lieu of such a meeting, and to, as expeditiously as possible, take all actions within its control (including without limitation increasing the size of the Board) that are necessary to cause the election to the Board of the person designated by Xmark (the "Xmark Director").

        (b) If as and when requested by Xmark, the Company irrevocably agrees, as expeditiously as possible, to take all actions within its control (including without limitation increasing the size of the Board) to cause the nomination and election of the Xmark Director. In performing its obligations under this Agreement, the Company shall comply with all applicable rules and regulations, including without limitation all rules of the exchange or securities association on with the Company's Common Stock is traded from time to time.

        (c) Unless requested in writing by Xmark, neither the Company nor any Key Holder shall take any action to remove the Xmark Director from the Board.

For purposes of this Agreement, the term (i) "Affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control, with such person, (ii) "control" means, with respect to any person, the ownership, directly or indirectly, of more than fifty percent (50%) of the voting securities or equity interest of such person and (iii) "person" means any individual, partnership, limited liability company, corporation, group, trust or other legal entity.

        (d) If a vacancy in the Board is caused by the death, resignation or removal of the Xmark Director, (i) each Key Holder agrees to vote, and to cause its Affiliates to vote, all Key Holder Shares owned by such Key Holder, and (ii) the Company agrees to take to take all actions within its control, to immediately elect a substitute director (to serve until the next meeting of shareholders) selected by Xmark.

        (e) Notwithstanding any reference herein to votes cast at a meeting of shareholders for the purpose of nominating or electing directors, directors may be elected by the shareholders of the Company acting by written consent either unanimously or non-unanimously without a meeting to the extent permitted by applicable law.

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        1.3     Irrevocable Proxy.

        (a) Each Key Holder hereby irrevocably grants to, and appoints Xmark Fund, L.P. and Xmark Fund, Ltd., and each of them individually, such Key Holder's proxy and attorney-in-fact (with full power of substitution), for and in the name, place and stead of such Key Holder, to vote or cause to be voted the Key Holder Shares, or grant a consent or approval in respect of the Key Holder Shares at any meeting of the shareholders of the Company or at any adjournment or postponement thereof, in accordance and consistent with Section 1 hereof.

        (b) Each Key Holder represents that any proxies heretofore given in respect of the Key Holder Shares are not irrevocable, and that such proxies either have been or are hereby revoked.

        (c) Each Key Holder hereby affirms that the irrevocable proxy set forth in this Section 1.3 is given in connection with the execution of this Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Key Holder hereunder. Each Key Holder hereby further affirms that the irrevocable proxy is coupled with an interest and may not be revoked, except by amendment, modification or termination effected in accordance with the terms of this Agreement. Each Key Holder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 302A.449 of the Minnesota Business Corporation Act. The power and authority hereby conferred shall not be terminated by any act of such Key Holder or by operation of law, by the dissolution of any Key Holder (if such Key Holder is other than a natural person), by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all his/its heirs, representatives, executors, successors and/or assigns, as applicable. If after the execution of this Agreement any Key Holder shall dissolve (if such Key Holder is other than a natural person), cease to have appropriate power or authority, or if any other such event or events shall occur, Xmark Fund, L.P. and Xmark Fund, Ltd. are nevertheless authorized and directed to vote the Key Holder Shares in accordance with the terms of this Agreement as if such dissolution, if applicable, lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof. Notwithstanding any other provisions of this Agreement, the irrevocable proxy granted hereunder shall automatically terminate upon the termination of this Agreement.

2.      REPRESENTATIONS OF THE KEY HOLDERS.

        Each of the Key Holders severally represents and warrants to Xmark that as of the date hereof:

                (a) The Key Holder is either (i) an entity that is duly organized or formed, validly existing and in good standing in its jurisdiction of organization and in all other jurisdictions in which the character of its business makes such qualification necessary or (ii) an individual. The Key Holder has the legal capacity, power and authority to enter into, deliver and perform the its/his obligations under this Agreement and has taken all action required to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby, and each of the persons signing this Agreement on behalf of such Key Holder has been duly authorized to act on behalf of and to bind such Key Holder.

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                (b)     The Key Holder's execution and delivery of this
Agreement and consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in an event of default under any material agreement or contract to which the Key Holder is a party or by which it is bound, (ii) violate any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the Key Holder or its business or any order, judgment or decree applicable to the Key Holder, (iii) require the Key Holder to obtain the consent of any governmental agency or entity or any other third party, or (iv) if the Key Holder is an entity, violate any provision of its certificate of limited partnership or certificate of formation, as applicable, and partnership agreement or operating agreement, as applicable.

                (c) This Agreement has been duly executed and delivered by the Key Holder and constitutes the valid and binding obligation of the Key Holder, enforceable against the Key Holder in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally.

                (d) Except as provided in this Agreement, the Key Holder is not a party to any voting trust arrangements, shareholder agreements or other agreements with respect to the voting of the Key Holder Shares or other securities of the Company. With respect to the Key Holder Shares, the Key Holder has sole voting power and sole power to issue instructions with respect to the matters set forth in Section 1 hereof.

                (e) There are no actions, suits, proceedings or investigations pending or, to the Key Holder's knowledge, threatened or asserted against the Key Holder that question the validity of this Agreement or any action taken or to be taken hereunder or in connection herewith and, to the Key Holder's knowledge, there is no reasonable basis for any of the foregoing.

3.      COMPANY REPRESENTATIONS.

        The Company hereby represents and warrants to Xmark that as of the date hereof:

        (a) The Company has full power and authority to enter into, deliver and perform this Agreement, and it has taken all action required to authorize the execution and delivery of this Agreement and to consummate the transactions contemplated hereby, and the person signing this Agreement on behalf of the Company has been duly authorized to act on behalf of and to bind the Company.

        (b) The Company's execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not (i) violate, conflict with or result in an event of default under any material agreement or contract to which the Company is a party or by which it is bound, (ii) violate any applicable law, ordinance, rule or regulation of any governmental body having jurisdiction over the Company or its business or any order, judgment or decree applicable to the Company, (iii) require the Company to obtain the consent of any governmental agency or entity or any other third party or (iv) violate any provision of the Company's articles of incorporation or by-laws.

        (c) This Agreement has been duly executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable against the Company in

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accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally.

        (d) There are no actions, suits, proceedings or investigations pending or, to the Company's knowledge, threatened or asserted against the Company that question the validity of this Agreement or any action taken or to be taken under, or in connection with, this Agreement, and, to the Company's knowledge, there is no reasonable basis for any of the foregoing.

4. FURTHER ASSURANCES. The Company and the Key Holders agree to execute any and all documents, consents and instruments and to take all actions and to do all things necessary or appropriate to effectuate the purposes and intents of this Agreement.

5.      LEGEND.

        (a) Concurrently with the execution of this Agreement, there shall be imprinted or otherwise placed, on certificates representing Key Holder Shares held by the Key Holders the following restrictive legend (the "Legend"):

                "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A VOTING AGREEMENT, DATED JULY 7, 2003, THAT PLACES CERTAIN RESTRICTIONS ON THE VOTING OF THE SHARES REPRESENTED HEREBY. ANY PERSON ACCEPTING ANY INTEREST IN SUCH SHARES SHALL BE DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SUCH AGREEMENT. A COPY OF VOTING AGREEMENT WILL BE FURNISHED TO THE RECORD HOLDER OF THIS CERTIFICATE WITHOUT CHARGE UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS."

        (b) The Company agrees that, until the earlier of (i) the termination of this Agreement, or (ii) thirty (30) days following the date that the Xmark Director is initially elected to a three (3) year term on the Board in accordance with the terms of the Company's By-Laws and Articles of Incorporation, it will not remove, and will not permit to be removed (upon registration of transfer, reissuance of otherwise), the Legend from any such certificate and will place or cause to be placed the Legend on any new certificate issued to represent such Key Holder Shares theretofore represented by a certificate carrying the Legend.

6. AFFILIATES BOUND. The provisions of this Agreement shall be binding upon the successors in interest to any of the Key Holder Shares if, and only if, such successor or successors are Affiliates of a Key Holder. The Company shall not permit the transfer to any Affiliate of any Key Holder of any of such Key Holder Shares on its books or issue a new certificate representing any of the Voting Stock to any Affiliate of any Key Holder unless and

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until the person to whom such security is to be transferred shall have executed a written agreement, substantially in the form of this Agreement, pursuant to which such person becomes a party to this Agreement and agrees to be bound by all the provisions hereof as a party hereto and in the capacity of a Key Holder.

7. TERMINATION. This Agreement shall continue in full force and effect from the date hereof through the earliest of the following dates, on which date it shall terminate in its entirety:

        (a) the date on which Xmark, together with its Affiliates, no longer beneficially own at 500,000 shares of the Common Stock of the Company; or

        (b) the date as of which the parties hereto terminate this Agreement by the written consent of Xmark and the Key Holders.

8. SPECIFIC PERFORMANCE. The parties hereto hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto or to their heirs, personal representatives, successors or assigns by reason of a failure to perform any of the obligations under this Agreement and agree that the terms of this Agreement shall be specifically enforceable. If any party hereto or his heirs, personal representatives, successors or assigns institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that such party or such personal representative has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

9. GOVERNING LAW. This Agreement, and the rights of the parties hereto, shall be governed by and construed in accordance with the laws of the State of Minnesota. Each of the parties hereby (a) irrevocably consents and submits to the sole exclusive jurisdiction of the state and federal courts located in the State of New York in connection with any suit, action or other proceeding directly or indirectly arising out of or relating to this Agreement, and (b) irrevocably waives, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum.

10. AMENDMENT AND WAIVER. This Agreement may be amended (or provisions of this Agreement waived) only by an instrument in writing signed by Xmark and the Key Holders.

11. SEVERABILITY. In the event one or more of the provisions of this Agreement should, for any reason, be held to be invalid, illegal or unenforceable in any respect by a court of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, and this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

12. SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, assigns, administrators, executors and other legal representatives. This Agreement is not intended, nor shall it be construed, to give any third party, other than the parties hereto and their respective successors,

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assigns, administrators, executors and other legal representatives any legal or equitable right, remedy or claim hereunder.

13. ADDITIONAL SHARES. In the event that subsequent to the date of this Agreement any shares or other securities are issued on, or in exchange for, any of the shares of capital stock held by any of the Key Holders by reason of any stock dividend, stock split, combination of shares, reclassification or the like, such shares or securities shall be deemed to be Voting Stock for purposes of this Agreement.

14. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original but all of which together shall constitute one and the same agreement.

15. WAIVERS. No waivers of any breach of this Agreement extended by any party hereto to any other party shall be construed as a waiver of any rights or remedies of any other party hereto or with respect to any subsequent breach.

16. NOTICES. All notices, requests, demands and other communications under this Agreement or in connection herewith shall be given to or made upon the respective parties as follows:

        To the Company:

                            Antares Pharma, Inc.
                            707 Eagleview Boulevard, Suite 414
                            Exton, Pennsylvania 19314
                            Attention: Roger G. Harrison
                            Fax: 610-458-0756

        With a copy to:

                            Leonard, Street and Deinard Professional Association 150 South Fifth Street, Suite 2300
                            Minneapolis, Minnesota 55402
                            Attention: Morris M. Sherman, Esq.
                            Fax: 612-335-1657

        To Xmark:           Xmark Fund, L.P.
                            152 West 57th Street,
                            21st Floor
                            New York, NY  10019
                            Fax: (212) 247-1329
                            Attn: Mitchell D. Kaye

        With a copy to:

                            Lowenstein Sandler PC

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                            1330 Avenue of the Americas, 21st Floor
                            New York, New York  10019
                            Attn: Steven E. Siesser, Esq.
                            Fax: 212.262.7402

        To each Key Holder

                            At the address set forth under such Key Holder's name on Exhibit A hereto

All notices, requests, demands and other communications given or made in accordance with the provisions of this Agreement shall be in writing, and shall be sent by airmail, return receipt requested, overnight mail, or by telex or telecopy (facsimile) with confirmation of delivery, and shall be deemed to be given or made when delivery is so confirmed. Any party may, by written notice in accordance with this Section 16 to the other parties, alter its address.

17. ENTIRE AGREEMENT. This Agreement and the Purchase Agreement, and the Documents executed in connection therewith, constitute the full and entire understanding and agreements between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

18. LEGAL FEES. In the event of any litigation arising out of this Agreement, the substantially prevailing party shall recover from the other party the prevailing party's attorneys' fees, paralegals' fees, expert witness fees, and other fees, costs, and expenses incurred in connection with such litigation through and including exhaustion of any appeals taken by any party.

19. PRONOUNS. All pronouns contained herein, and any variations thereof, shall be deemed to refer to the masculine, feminine or neutral, singular or plural, as the identity of the parties hereto may require.

                      [THIS SPACE INTENTIONALLY LEFT BLANK]

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        In Witness Whereof, the parties hereto have executed this VOTING
AGREEMENT as of the date first above written.

                                        COMPANY:

                                        ANTARES PHARMA, INC.


                                        By: /s/ Roger G. Harrison
                                           ---------------------------------
                                        Name: Roger G. Harrison
                                        Title: CEO

                                        XMARK FUND, L.P.


                                        By: /s/ David C. Cavalier
                                           ---------------------------------
                                        Name: David C. Cavalier,
                                        Title: Chief Operating Officer

                                        XMARK FUND, LTD.


                                        By: /s/ David C. Cavalier
                                           ---------------------------------
                                        Name: David C. Cavalier,
                                        Title: Chief Operating Officer


                                        PERMATEC HOLDING AG


                                        By: /s/ Jacques Gonella
                                           ---------------------------------
                                        Name: Jacques Gonella
                                        Title: Chairman


                                            /s/ Jacques Gonella
                                        ------------------------------------
                                        Dr. Jacques Gonella, individually

                                        9

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                                    EXHIBIT A

LIST OF KEY HOLDERS

Permatec Holding AG
Haupstrasse 16
4132 Muttenz
Switzerland
Telephone:  41-61-465-92 92
Fax: 41-61-465-92 91
Attention: Dr. Jacques Gonella

Dr. Jacques Gonella
Haupstrasse 16
4132 Muttenz
Switzerland
Telephone: 41-61-465-92 92
Fax: 41-61-465-92 91